UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2015

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2015, Alexander & Baldwin, LLC (the "Company"), a wholly owned subsidiary of Alexander & Baldwin, Inc., entered into a rate lock commitment to draw $50 million under a November 17, 2015 draft of a Second Amended and Restated Note Purchase and Private Shelf Agreement among the Company, Prudential Investment Management, Inc., and the other purchasers party thereto. Under the commitment, the Company will draw $50 million on December 31, 2015 and will use the proceeds for general corporate purposes. The note bears interest at 3.88 percent and matures on December 31, 2027. Interest is paid semi-annually and principal payments will be repaid according to the following schedule ($ in millions):

Principal Payments
2018	$7.5
2019	7.5
2020	5.4
2021	1.5
2022	6.0
2023	5.0
2024	1.5
2025	6.0
2026	7.0
2027	2.6
Total	$50.0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito______________
Paul K. Ito
Senior Vice President, Chief Financial Officer,
and Treasurer

Dated:    November 27, 2015